UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 22, 2010

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2010, the Board of Directors (the “Board”) of Lexmark International, Inc. (the “Company”) approved the recommendations of the Corporate Governance and Public Policy Committee of the Board that the size of the Board be increased from nine to eleven directors and that Dr. Jared L. Cohon and Mr. J. Edward Coleman be elected to the Board each as Class II Directors with terms expiring at the 2011 Annual Meeting of Stockholders.

Concurrent with his election as a director, Dr. Cohon was appointed to the Corporate Governance and Public Policy Committee of the Board. There are no arrangements or understandings between Dr. Cohon and any other person pursuant to which he was selected as a director. There are no transactions involving the Company and Dr. Cohon that the Company would be required to be report pursuant to Item 404(a) of Regulation S-K.

Concurrent with his election as a director, Mr. Coleman was appointed to the Finance and Audit Committee of the Board. There are no arrangements or understandings between Mr. Coleman and any other person pursuant to which he was selected as a director. There are no transactions involving the Company and Mr. Coleman that the Company would be required to be report pursuant to Item 404(a) of Regulation S-K.

Dr. Cohon and Mr. Coleman will each receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are summarized in Exhibit 10.45 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on February 26, 2010.

In accordance with the Company’s customary practice, the Company is entering into an indemnification agreement with each of Dr. Cohon and Mr. Coleman, which requires the Company to indemnify them against certain liabilities that may arise as a result of their status or service as directors.  The indemnification protection commences on the date of the agreement and continues through the later of ten years after the director’s termination of service or the final termination of any Proceeding, as defined in the Agreement, then pending in which the director is granted rights of indemnification or advancement of expenses or any Proceeding commenced by the director seeking indemnification or advancement of expenses.  The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01.             Other Events.

A copy of the press release issued by the Company on July 22, 2010 announcing the election of Dr. Cohon and Mr. Coleman to the Board of Directors is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description of Exhibit

10.1	Form of Director Indemnification Agreement.

99.1	Press Release issued by Lexmark International, Inc., dated July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

July 22, 2010	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Director Indemnification Agreement.

99.1	Press Release issued by Lexmark International, Inc., dated July 22, 2010.